Exhibit 99.(n)(1)

[CLIFFORD CHANCE US LLP LETTERHEAD]

December 19, 2018

CC Real Estate Income Fund-T2

590 Madison Avenue, 34th Floor

New York, NY 10022

RE:       CC Real Estate Income Fund-T2

Ladies and Gentleman:

We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the Form N-2 registration statement of CC Real Estate Income Fund-T2. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Clifford Chance US LLP

CLIFFORD CHANCE US LLP